CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated June 25, 2010 relating to Government STIF Portfolio for the fiscal year ended April 30, 2010 which are incorporated by reference in this Post Effective Amendment No. 31 Registration Statement (Form N-1A No. 33-34001) of AllianceBernstein Fixed-Income Shares, Inc.

                                                      /s/ERNST & YOUNG LLP


New York, New York
August 25, 2010